EXHIBIT 21.01

Subsidiaries of the Company

      LecTec International Corporation

          Incorporated in the state of Minnesota

          Registered office:        10701 Red Circle Drive
                                    Minnetonka, MN  55343

          Corporate office:         55-11 Curacao Gade
                                    P. O. Box 309420
                                    Charlotte Amalie
                                    St. Thomas, Virgin Islands  00803-9420

          Records office:           C/O Chase Trade, Inc.
                                    55-11 Curacao Gade
                                    P. O. Box 309420
                                    Charlotte Amalie
                                    St. Thomas, Virgin Islands  00803-9420

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